UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
June 5, 2019

Forescout Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38253	51-0406800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
190 West Tasman Drive
San Jose, California 95134
(Address of principal executive offices, including zip code)
(408) 213-3191
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FSCT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01    Entry into a Material Definitive Agreement

Consulting Agreement (Related Party Transaction)

On June 5, 2019, Forescout Technologies, Inc. (the “Company” or “Forescout”) entered into a consulting agreement (the “Agreement”) with Night Dragon II, LLC (“Night Dragon”). Pursuant to the Agreement, Night Dragon will provide consulting and business development services to the Company over a period of two years, including customer engagement, speaking activities, competitive and market analysis, business development assistance and expertise and other services as described in the Agreement. David DeWalt, a member of the Company’s board of directors (the “Board”), is a principal and the chief executive officer of Night Dragon who will personally provide services to Forescout under the Agreement and as such the Agreement constitutes a “related party transaction” as defined by Item 404 of Regulation S-K. In consideration for the consulting and business development services to the Company, the Board will grant Mr. DeWalt a number of performance stock units (“PSUs”) calculated based on the Company’s policy of a 30-day look-back period with a grant date fair value (as determined in accordance with U.S. generally acceptable accounting principles) of $2.5 million. The PSUs will be granted pursuant to the Company’s 2017 Equity Incentive Plan and will vest on the achievement of certain milestones as detailed in the Agreement, in each case, so long as the Agreement remains in effect.

Because of the related party nature of the Agreement, the Company’s Audit Committee, consistent with its charter, approved the Agreement and recommended it for approval by the independent directors of the Board, who approved it on June 3, 2019. As part of its approval of the Agreement, the Board considered the value of such consulting and business development services provided by other various third parties, including the cost to the Company of acquiring such services, in comparison to the particular value that would be added by the unique domain expertise of Mr. DeWalt and Night Dragon.

The description of the Agreement contained herein is qualified in its entirety by reference to the Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)      Exhibits.
Exhibit No.    Description

10.1	Consulting Agreement by and between the Company and Night Dragon II, LLC dated as of June 5, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORESCOUT TECHNOLOGIES, INC.

Date: June 7, 2019	By:	/s/ Darren J. Milliken
Senior Vice President, General Counsel,
Corporate Secretary and Chief Compliance Officer